Exhibit 99.1

BIOMIRA SHAREHOLDERS APPROVE MOVE TO U.S.

EDMONTON, ALBERTA- December 4, 2007 - Biomira Inc. (Nasdaq: BIOM) (TSX: BRA) (“Biomira”, the “Company”) today announced that the Company’s shareholders have approved a plan of arrangement under which the Company will move to the United States and change its name to Oncothyreon Inc. (“Oncothyreon”).  The approval came at a special meeting of shareholders held today in Edmonton.  Under the plan of arrangement, which remains subject to court approval, Oncothyreon will be the ultimate parent corporation of a successor corporation of the current Biomira and its subsidiaries.  Upon the completion of the proposed arrangement, holders of common shares of Biomira will receive one-sixth of a share of common stock of Oncothyreon in exchange for each common share of Biomira.  Oncothyreon intends to establish its headquarters in or near Seattle, Washington.

“We are very pleased to have received the strong support of our shareholders for our relocation and the revision of our capital structure,” said Robert L. Kirkman, M.D., President and Chief Executive Officer of Biomira.  “The management and Board of Directors of Biomira believe these steps are essential elements of our vision to create long term sustainable value for our shareholders, and we are gratified that our shareholders have agreed.  We will continue to work to advance our exciting pipeline of anti-cancer product candidates to justify the confidence in our future represented by this vote.”

Implementation of the plan of arrangement remains subject to receipt of a Final Order from the Alberta Court of Queen’s Bench. Assuming receipt of court approval, Biomira intends to file articles of amendment to effect the plan of arrangement on or about December 10, 2007, and to commence trading as Oncothyreon on the Nasdaq National Market under the symbol “ONTY” and on the Toronto Stock Exchange under the symbol “ONY” shortly thereafter. Letters of transmittal are expected to be mailed to registered shareholders commencing December 5, 2007.

About Biomira
Biomira is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Biomira’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients.

Forward Looking Statements

In order to provide Biomira's investors with an understanding of its current intentions and future prospects, this release contains statements that are forward looking, including statements relating to court approval of the proposed reincorporation of Biomira from Canada to the United States, the timing and benefits thereof and future clinical development plans. These forward-looking statements represent Biomira's intentions, plans, expectations and beliefs and are based on its management's experience and assessment of historical and future trends and the application of key assumptions relating to future events and circumstances.

Forward-looking statements involve risks and uncertainties, including risks and uncertainties related to the proposed reincorporation transaction, Biomira's business and the general economic environment. Many of these risks and uncertainties are beyond Biomira's control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements. Risks, uncertainties, and assumptions include those predicting the completion and benefits of the proposed arrangement and reincorporation; future clinical development plans; and the other risks and uncertainties described in the reports and other documents, including the registration statement on Form S-4, filed by either Biomira Inc. or Oncothyreon Inc. with the SEC and/or Canadian regulatory authorities.

Although Biomira believes that any forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the risks and uncertainties associated with Biomira and Oncothyreon, you are encouraged to review the official corporate documents filed with the securities regulators in Canada and the United States, including the risk factors described in the amended registration statement on Form S-4 filed by Oncothyreon Inc. with the SEC and on SEDAR. Biomira and Oncothyreon are under no obligation to (and expressly disclaim any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@biomira.com

BIOMIRA INC.  2011 - 94 St. Edmonton, AB, Canada  T6N 1H1
Tel:  (780) 450-3761  Fax:  (780) 463-0871
ONCOTHREON INC., 110 - 110th Avenue NE, Bellevue, WA   98004
Tel: (425) 450-0370  Fax:  ((425) 450-0371
http://www.biomira.com